Exhibit 99.1
F.N.B. CORPORATION REPORTS
THIRD QUARTER 2005 RESULTS
Hermitage, PA – October 20, 2005 – F.N.B. Corporation (NYSE: FNB), a diversified financial services company headquartered in western Pennsylvania, today reported third quarter 2005 net income of $18.1 million, or $.32 per diluted share. These results compare to $17.5 million, or $.31 per diluted share, for the second quarter of 2005 and $14.7 million, or $.31 per diluted share, for the third quarter of 2004. The Corporation’s return on equity for the third quarter of 2005 was 15.5%, its return on tangible equity was 29.8% and its return on assets was 1.26%.
“These third quarter results are particularly gratifying considering the difficulties created by a flattening yield curve, and reflect positively on the abilities of our staff and management,” said Stephen Gurgovits, President and Chief Executive Officer of F.N.B. Corporation. “We attribute these results primarily to continued loan growth, increases in fee income, and reduced non-interest expenses over last quarter”.
Year-to-date through September 30, 2005 the Corporation recorded net income of $50.5 million, or $.90 per diluted share, compared to $46.0 million, or $.98 per diluted share, for the same period in 2004. In the first nine months of 2005, the Corporation recorded merger related costs totaling $656 thousand after-tax, or $.01 per diluted share, associated with the acquisition of NSD Bancorp Inc. (NSD) in Pittsburgh. In the same period 2004, the Corporation’s net income included a $2.7 million after-tax gain on the sale of branches and $1.8 million of after-tax non-interest income from Sun Bancorp Inc. (Sun), which a third party acquired in late 2004. These items accounted for after-tax income totaling $.10 per diluted share through the end of the third quarter of 2004.
Interest income, on a fully tax equivalent basis, was up 2.3% in the third quarter 2005 compared to the previous quarter and 19.0% over the same period last year. Average loans increased 4.0%, annualized, on a linked quarter basis and 16.0% over the third quarter of 2004. The yield on earning assets also increased four basis points over the second quarter of 2005.
“While the third quarter’s loan growth rate, absent acquisitions, is typical in our corner of the world,” noted Gurgovits, “we are looking forward to capitalizing on future growth opportunities in our new Pittsburgh markets under the leadership of Vince Delie, who recently joined F.N.B. as President and CEO of the Pittsburgh Region. Delie has spent nearly 20 years of his career in Pittsburgh, and brings a wealth of local market knowledge and business contacts to the bank. As we have indicated before, Pittsburgh is our primary focus for market expansion.”

F.N.B. Corporation Page 2 of 4
“We expect to achieve additional loan growth from the recently announced commercial loan production and consumer mortgage origination offices in Florida,” continued Gurgovits. “The Corporation’s previous experience in the Florida market has led to an alliance with several seasoned senior lenders, formerly affiliated with F.N.B., who will manage the Florida offices for the Company. This strategy will complement our strong desire for quality commercial loans, as well as provide valuable fee income from the mortgage origination business.”
Offsetting the increase in interest income was a 15 basis-point increase in the cost of funds compared to the previous quarter. This increase is attributable to competitive pricing pressures and disintermediation in the deposit base related to rising short term interest rates. Average deposits declined slightly in the quarter in response to customers’ preference for higher rates in the marketplace. The net interest margin for the third quarter was 3.77%, a decrease of 10 basis points from the second quarter of 2005.
Year-to-date, net-interest income on a fully tax equivalent basis increased 12.7% over the same period last year primarily due to increased earning assets and interest bearing liabilities as a result of the acquisitions completed in late 2004 and early 2005. The Corporation’s net interest margin in the first nine months of 2005 was 3.87%, a decrease of 10 basis points from same period last year.
Non-interest income for the third quarter of 2005 was $18.8 million, up 2.5% from last quarter and equal to the same period last year. The linked quarter increase is primarily attributable to a 5.7% rise in service charges. The remaining fee income items were relatively flat quarter-over-quarter. Other income was down 53% versus the same period last year due to the reduced income associated with Sun.
On a year-to-date basis, non-interest income was up 10.9% over the same period last year, excluding the branch sale gain and Sun-related income recorded in 2004. This increase is primarily due to the acquisitions of Slippery Rock Financial Corporation, NSD and the Morrell, Butz and Junker Insurance Agency. Non-interest income has remained level at 28% of total revenue for the first nine months of 2005.
Non-interest expense for the third quarter of 2005 totaled $38.0 million, compared to $38.2 million in the previous quarter and $35.9 million for the same period last year. Expense reductions from last quarter were realized as a result of reduced personnel expense. The efficiency ratio was 55.3% in the third quarter of 2005, consistent with the previous quarter and a notable improvement from the 57.5% realized in the same period last year.
On a year-to-date basis, non-interest expense, excluding merger-related costs, was $115.5 million compared to $104.0 million for the same period last year. This increase is

F.N.B. Corporation Page 3 of 4
principally attributable to the acquisitions completed in the fourth quarter of 2004 and the first quarter of 2005.
Income tax expense was reduced $1.1 million on a linked quarter basis primarily due to the successful resolution of an uncertain tax position in the current period.
The provision for loan losses was $3.4 million in the third quarter of 2005, compared to $2.7 million in the prior quarter. At September 30, 2005 the allowance for loan losses was 1.34% of total loans and 1.7 times non-performing loans, equaling last quarter’s measures.
Annualized net charge-offs for the third quarter of 2005 were 36 basis points of average loans, better than the 56 basis points for the second quarter of 2005 and 43 basis points for the third quarter of 2004. Non-performing loans to total loans were 78 basis points for the third quarter of 2005, improving from the 81 basis points in both the third quarter last year and on a sequential quarter basis. Non-performing assets as a percent of total assets showed similar improvement.
Shareholders’ equity at September 30, 2005 was $467 million. The Corporation’s leverage capital ratio was 7.0% and the tangible capital ratio was 4.7% at the end of the quarter. The Corporation continues to maintain “well capitalized” ratios for federal bank regulatory purposes.
On October 7, 2005 F.N.B. completed the acquisition of North East Bancshares, Inc., a $68 million financial services company that operates four banking and lending offices in Erie County, PA.
On October 19, 2005 the Board of Directors voted to increase the normal quarterly cash dividend on its common stock to 23.5 cents per share. This increase represents a dividend of 94 cents per share on an annualized basis and equates to a dividend yield of 5.44% based on yesterday’s closing price of $17.28 per share. This dividend yield places F.N.B. at the top of its peer group of similarly sized bank holding companies across the U.S. Further, this is the 33rd consecutive year that F.N.B. Corporation has increased its dividend. The dividend is payable on December 15, 2005 to shareholders of record on December 1, 2005.
The Corporation will host a conference call on Friday, October 21, 2005 at 11:00 a.m. (EDT) to discuss third quarter 2005 results. Interested parties may access the conference call by dialing 1-800-346-7359 with the entry code 3044. Replays of the call will be available until October 29, 2005 by calling 1-800-332-6854 and using the above entry code, 3044. A transcript of the conference call will also be available on the Corporation’s web site, http://www.fnbcorporation.com.

F.N.B. Corporation Page 4 of 4
About F.N.B. Corporation:
F.N.B. Corporation, headquartered in Hermitage, PA, has total assets of $5.7 billion. F.N.B. is a leading provider of banking, wealth management, insurance and consumer finance services in western Pennsylvania and eastern Ohio, where it owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, LLC, F.N.B. Investment Advisors, Inc., First National Insurance Agency, LLC, and Regency Finance Company. It also operates consumer finance offices in Tennessee, as well as commercial and mortgage loan production offices in Florida.
Mergent Inc., a leading provider of business and financial information on publicly traded companies, has recognized F.N.B. as a Dividend Achiever. This annual recognition is based on the Corporation’s outstanding record of increased dividend performance. The Corporation has consistently increased dividend payments for 33 consecutive years.
The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol FNB. Investor information is available on F.N.B.’s website at http://www.fnbcorporation.com.
This press release of F.N.B. Corporation and the reports F.N.B. Corporation files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and specifically the financial operations, markets and products of F.N.B. Corporation. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause F.N.B. Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among depository institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which F.N.B. Corporation is engaged; (6) changes in the securities markets; or (7) risk factors mentioned in the reports and registration statements F.N.B. Corporation files with the Securities and Exchange Commission. F.N.B. Corporation undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this release.
# # #
Media Contact:
Kathryn Lima 724-981-4318
724-301-6984 (cell)
Analysts/Institutional Investor Contact:
John Waters 239-514-2643
239-272-6495 (cell)

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

				3rd Qtr 2005 -	3rd Qtr 2005 -
	2005		2004	2nd Qtr 2005	3rd Qtr 2004
	Third	Second	Third	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Statement of earnings
Interest income – taxable equivalent basis	$76,816	$75,084	$64,536	2.3	19.0

Interest income	$75,918	$74,213	$63,950	2.3	18.7
Interest expense	28,555	26,335	21,883	8.4	30.5

Net interest income	47,363	47,878	42,067	-1.1	12.6
Provision for loan losses	3,448	2,686	3,570	28.4	-3.4

Net interest income after provision	43,915	45,192	38,497	-2.8	14.1

Service charges	10,528	9,960	8,676	5.7	21.3
Insurance commissions and fees	3,090	3,127	3,257	-1.2	-5.1
Securities commissions and fees	1,020	1,095	1,069	-6.8	-4.6
Trust income	1,752	1,756	1,693	-0.2	3.4
Gain (loss) on sale of securities	431	564	470	-23.5	-8.3
Gain on sale of loans	442	295	365	49.5	21.0
Gain on sale of branches	0	0	0	n/m	n/m
Other	1,528	1,533	3,261	-0.3	-53.1

Total non-interest income	18,791	18,330	18,791	2.5	0.0

Salaries and employee benefits	19,335	19,735	18,117	-2.0	6.7
Occupancy and equipment	6,353	6,376	6,124	-0.4	3.7
Amortization of intangibles	918	951	576	-3.4	59.5
Other	11,392	11,157	11,085	2.1	2.8

Total non-interest expense	37,998	38,219	35,902	-0.6	5.8

Income before income taxes	24,708	25,303	21,386	-2.3	15.5
Income taxes	6,622	7,762	6,690	-14.7	-1.0

Net income	$18,086	$17,541	$14,696	3.1	23.1

Earnings per share
Basic	$0.32	$0.31	$0.32	3.2	0.0
Diluted	$0.32	$0.31	$0.31	3.2	3.2

Performance ratios
Return on average equity	15.54%	15.39%	23.68%
Return on tangible equity (1)	29.80%	30.22%	29.56%
Return on average assets	1.26%	1.25%	1.23%
Net interest margin (FTE)	3.77%	3.87%	3.88%
Yield on earning assets (FTE)	6.00%	5.96%	5.88%
Cost of funds	2.53%	2.38%	2.27%
Efficiency ratio (FTE) (2)	55.30%	55.56%	57.49%

Common stock data
Average basic shares outstanding	56,426,087	56,275,414	46,537,841	0.3	21.2
Average diluted shares outstanding	57,100,376	57,002,404	47,353,352	0.2	20.6
Ending shares outstanding	56,520,245	56,293,407	46,696,666	0.4	21.0
Book value per common share	$8.26	$8.17	$5.56	1.2	48.7
Tangible book value per common share	$4.55	$4.36	$4.55	4.4	-0.2
Dividend payout ratio	71.79%	73.76%	73.14%

(1)	Return on tangible equity is calculated by dividing net income less amortization of intangibles by average equity less average intangibles.

(2)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus non-interest income.

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Nine Months
	Ended September 30,		Percent
	2005	2004	Variance
Statement of earnings
Interest income – taxable equivalent basis	$222,080	$189,222	17.4

Interest income	$219,531	$187,442	17.1
Interest expense	78,380	61,702	27.0

Net interest income	141,151	125,740	12.3
Provision for loan losses	8,465	11,812	-28.3

Net interest income after provision	132,686	113,928	16.5

Service charges	29,542	25,239	17.1
Insurance commissions and fees	9,986	8,161	22.4
Securities commissions and fees	3,519	3,601	-2.3
Trust income	5,413	5,242	3.3
Gain (loss) on sale of securities	1,602	1,437	11.5
Gain on sale of loans	1,051	1,447	-27.4
Gain on sale of branches	0	4,135	n/m
Other	4,422	7,678	-42.4

Total non-interest income	55,537	56,940	-2.5

Salaries and employee benefits	60,253	53,411	12.8
Occupancy and equipment	19,246	17,816	8.0
Amortization of intangibles	2,729	1,614	69.1
Other	34,327	31,129	10.3

Total non-interest expense	116,555	103,970	12.1

Income before income taxes	71,668	66,898	7.1
Income taxes	21,131	20,915	1.0

Net income	$50,537	$45,983	9.9

Earnings per share
Basic	$0.91	$0.99	-8.1
Diluted	$0.90	$0.98	-8.2

Performance ratios
Return on average equity	15.55%	25.24%
Return on tangible equity (1)	29.01%	30.91%
Return on average assets	1.22%	1.31%
Net interest margin (FTE)	3.87%	3.97%
Yield on earning assets (FTE)	5.98%	5.89%
Cost of funds	2.40%	2.18%
Efficiency ratio (FTE) (2)	57.13%	55.49%

Common stock data
Average basic shares outstanding	55,260,092	46,326,420	19.3
Average diluted shares outstanding	55,981,612	47,155,413	18.7
Ending shares outstanding	56,520,245	46,696,666	21.0
Book value per common share	$8.26	$5.56	48.7
Tangible book value per common share	$4.55	$4.55	-0.2
Dividend payout ratio	76.91%	69.60%

(1)	Return on tangible equity is calculated by dividing net income less amortization of intangibles by average equity less average intangibles.

(2)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus non-interest income.

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

				3rd Qtr 2005 -	3rd Qtr 2005 -
	2005		2004	2nd Qtr 2005	3rd Qtr 2004
	Third	Second	Third	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Average balances
Total assets	$5,684,747	$5,649,748	$4,753,309	0.6	19.6
Earning assets	5,082,328	5,050,784	4,369,650	0.6	16.3
Securities	1,333,758	1,340,898	1,138,835	-0.5	17.1
Loans, net of unearned income	3,746,130	3,708,608	3,229,363	1.0	16.0
Allowance for loan losses	50,921	52,953	46,960	-3.8	8.4
Goodwill and intangibles	213,102	216,288	44,069	-1.5	383.6

Deposits and repurchase agreements	4,113,936	4,136,397	3,530,894	-0.5	16.5
Short-term borrowings	311,896	288,477	219,532	8.1	42.1
Long-term debt	598,188	566,481	562,940	5.6	6.3
Trust preferred securities	128,866	128,866	128,866	0.0	0.0
Shareholders’ equity	461,802	457,280	246,860	1.0	87.1

Asset quality data
Non-accrual loans	$24,017	$24,760	$20,496	-3.0	17.2
Restructured loans	5,109	5,547	5,741	-7.9	-11.0

Non-performing loans	29,126	30,307	26,237	-3.9	11.0
Other real estate owned	5,907	6,510	4,507	-9.3	31.1

Non-performing assets	$35,033	$36,817	$30,744	-4.8	14.0

Net loan charge-offs	$3,387	$5,187	$3,518	-34.7	-3.7
Allowance for loan losses	50,258	50,197	46,151	0.1	8.9

Non-performing loans / total loans	0.78%	0.81%	0.81%
Non-performing assets / total assets	0.61%	0.65%	0.65%
Allowance for loan losses / total loans	1.34%	1.34%	1.43%
Allowance for loan losses / non-performing loans	172.55%	165.63%	175.90%
Net loan charge-offs (annualized) / average loans	0.36%	0.56%	0.43%

Balances at period end
Total assets	$5,703,659	$5,701,883	$4,733,542	0.0	20.5
Earning assets	5,094,183	5,091,150	4,365,397	0.1	16.7
Securities	1,333,477	1,337,373	1,140,431	-0.3	16.9
Loans, net of unearned income	3,754,861	3,746,569	3,219,735	0.2	16.6
Goodwill and intangibles	209,983	214,615	46,839	-2.2	348.3

Deposits and repurchase agreements	4,099,796	4,131,747	3,558,619	-0.8	15.2
Short-term borrowings	346,350	318,413	211,737	8.8	63.6
Long-term debt	597,979	598,590	510,247	-0.1	17.2
Trust preferred securities	128,866	128,866	128,866	0.0	0.0
Shareholders’ equity	467,028	459,819	259,529	1.6	80.0

Capital ratios
Equity/assets (period end)	8.19%	8.06%	5.48%
Leverage ratio	7.01%	6.81%	6.13%
Tangible equity/tangible assets (period end)	4.68%	4.47%	4.54%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Nine Months
	Ended September 30,		Percent
	2005	2004	Variance
Average balances
Total assets	$5,532,847	$4,674,151	18.4
Earning assets	4,961,961	4,290,953	15.6
Securities	1,306,343	1,048,151	24.6
Loans, net of unearned income	3,653,881	3,241,571	12.7
Allowance for loan losses	52,170	47,161	10.6
Goodwill and intangibles	193,444	40,097	382.4

Deposits and repurchase agreements	4,046,917	3,495,547	15.8
Short-term borrowings	282,619	239,977	17.8
Long-term debt	566,242	499,115	13.4
Trust preferred securities	128,866	128,866	0.0
Shareholders’ equity	434,539	243,349	78.6

Asset quality data
Non-accrual loans	$24,017	$20,496	17.2
Restructured loans	5,109	5,741	-11.0

Non-performing loans	29,126	26,237	11.0
Other real estate owned	5,907	4,507	31.1

Non-performing assets	$35,033	$30,744	14.0

Net loan charge-offs	$12,296	$11,746	4.7
Allowance for loan losses	50,258	46,151	8.9

Non-performing loans / total loans	0.78%	0.81%
Non-performing assets / total assets	0.61%	0.65%
Allowance for loan losses / total loans	1.34%	1.43%
Allowance for loan losses / non-performing loans	172.55%	175.90%
Net loan charge-offs (annualized) / average loans	0.45%	0.48%

Balances at period end
Total assets	$5,703,659	$4,733,542	20.5
Earning assets	5,094,183	4,365,397	16.7
Securities	1,333,477	1,140,431	16.9
Loans, net of unearned income	3,754,861	3,219,735	16.6
Goodwill and intangibles	209,983	46,839	348.3

Deposits and repurchase agreements	4,099,796	3,558,619	15.2
Short-term borrowings	346,350	211,737	63.6
Long-term debt	597,979	510,247	17.2
Trust preferred securities	128,866	128,866	0.0
Shareholders’ equity	467,028	259,529	80.0

Capital ratios
Equity/assets (period end)	8.19%	5.48%
Leverage ratio	7.01%	6.13%
Tangible equity/tangible assets (period end)	4.68%	4.54%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

				3rd Qtr 2005 -	3rd Qtr 2005 -
	2005		2004	2nd Qtr 2005	3rd Qtr 2004
	Third	Second	Third	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Average balances
Loans:
Commercial	$1,573,478	$1,561,741	$1,323,215	0.8	18.9
Direct installment	890,003	887,185	797,095	0.3	11.7
Consumer LOC	262,229	257,836	238,357	1.7	10.0
Residential mortgages	507,548	503,209	439,543	0.9	15.5
Indirect installment	505,425	490,073	416,411	3.1	21.4
Lease financing	2,679	3,546	7,570	-24.5	-64.6
Other	4,769	5,018	7,173	-5.0	-33.5

Total loans	$3,746,130	$3,708,608	$3,229,363	1.0	16.0

Deposits:
Non-interest bearing deposits	$671,712	$675,449	$607,352	-0.6	10.6
Savings and NOW	1,661,443	1,695,124	1,468,351	-2.0	13.2
Certificates of deposit and other time deposits	1,601,013	1,591,696	1,325,421	0.6	20.8

Total deposits	3,934,168	3,962,269	3,401,124	-0.7	15.7
Customer repurchase agreements	179,769	174,128	129,770	3.2	38.5

Total deposits and repurchase agreements	$4,113,936	$4,136,397	$3,530,894	-0.5	16.5

Balances at period end
Loans:
Commercial	$1,586,839	$1,579,076	$1,336,979	0.5	18.7
Direct installment	889,539	893,677	795,394	-0.5	11.8
Consumer LOC	263,070	259,993	241,122	1.2	9.1
Residential mortgages	498,192	508,606	429,846	-2.0	15.9
Indirect installment	511,914	496,174	407,809	3.2	25.5
Lease financing	2,144	2,994	5,865	-28.4	-63.5
Other	3,163	6,049	2,719	-47.7	16.3

Total loans	$3,754,861	$3,746,569	$3,219,735	0.2	16.6

Deposits:
Non-interest bearing deposits	$662,844	$672,549	$612,347	-1.4	8.2
Savings and NOW	1,646,733	1,683,657	1,495,621	-2.2	10.1
Certificates of deposit and other time deposits	1,612,643	1,603,114	1,316,509	0.6	22.5

Total deposits	3,922,220	3,959,320	3,424,477	-0.9	14.5
Customer repurchase agreements	177,576	172,427	134,143	3.0	32.4

Total deposits and repurchase agreements	$4,099,796	$4,131,747	$3,558,619	-0.8	15.2

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Nine Months
	Ended September 30,		Percent
	2005	2004	Variance
Average balances
Loans:
Commercial	$1,543,580	$1,320,642	16.9
Direct installment	869,020	782,347	11.1
Consumer LOC	257,404	233,140	10.4
Residential mortgages	500,340	458,472	9.1
Indirect installment	476,307	423,682	12.4
Lease financing	3,128	10,935	-71.4
Other	4,102	12,353	-66.8

Total loans	$3,653,881	$3,241,571	12.7

Deposits:
Non-interest bearing deposits	$658,625	$590,137	11.6
Savings and NOW	1,663,577	1,464,587	13.6
Certificates of deposit and other time deposits	1,548,604	1,315,743	17.7

Total deposits	3,870,806	3,370,467	14.8
Customer repurchase agreements	176,112	125,080	40.8

Total deposits and repurchase agreements	$4,046,917	$3,495,547	15.8

Balances at period end
Loans:
Commercial	$1,586,839	$1,336,979	18.7
Direct installment	889,539	795,394	11.8
Consumer LOC	263,070	241,122	9.1
Residential mortgages	498,192	429,846	15.9
Indirect installment	511,914	407,809	25.5
Lease financing	2,144	5,865	-63.5
Other	3,163	2,719	16.3

Total loans	$3,754,861	$3,219,735	16.6

Deposits:
Non-interest bearing deposits	$662,844	$612,347	8.2
Savings and NOW	1,646,733	1,495,621	10.1
Certificates of deposit and other time deposits	1,612,643	1,316,509	22.5

Total deposits	3,922,220	3,424,477	14.5
Customer repurchase agreements	177,576	134,143	32.4

Total deposits and repurchase agreements	$4,099,796	$3,558,619	15.2